YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

Vote by Internet – QUICK ★★★ EASY
IMMEDIATE – 24 Hours a Day, 7 Days a Week or by Mail

TENGASCO, INC.

Your Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet must be received by 11:59 p.m., Eastern Time, on _____________.

INTERNET – www.cstproxyvote.com
Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

Vote at the Meeting –
If you plan to attend the virtual online annual meeting, you will need your 12 digit control number to vote electronically at the annual meeting. To attend:

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MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY.

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PROXY

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL PROPOSALS FROM 1 THROUGH AND INCLUDING 10.

Please mark your votes like this **X**

Proposal	FOR	AGAINST	ABSTAIN
1. Proposal to approve and adopt the Agreement and Plan of Merger, dated October 21, 2020, by and among, Tengasco, Inc. ("TGC"), Antman Sub, LLC, and Riley Exploration - Permian, LLC ("REP"), and the transactions contemplated thereby, including the merger (the "merger") and the issuance of shares of TGC common stock pursuant to the terms of the merger agreement, in an amount necessary to complete the merger.	☐	☐	☐
2. Proposal to approve and adopt an amendment to TGC's amended and restated certificate of incorporation (the "TGC charter") to increase the number of authorized shares of TGC common stock from 100 million to 240 million.	☐	☐	☐
3. Proposal to approve and adopt an amendment to the TGC charter to change the corporate name of TGC from "Tengasco, Inc." to "Riley Exploration Permian, Inc."	☐	☐	☐
4. Proposal to approve and adopt an amendment to the TGC charter to effect a reverse stock split of TGC's outstanding common stock in a ratio of between one-for-eight and one-for-twelve.	☐	☐	☐
5. Proposal to approve and adopt an amendment to the TGC charter to effect a waiver of corporate opportunities that could be owed to TGC by investment funds sponsored or managed by Yorktown Partners LLC, Bluescape Riley Exploration Holdings LLC and Boomer Petroleum, LLC.	☐	☐	☐
6. Proposal to approve and adopt an amendment to the TGC charter to effect a requirement that the holders of at least 66 2/3% in voting power of the outstanding shares of stock of TGC entitled to vote thereon are required to approve amendments to the TGC charter.	☐	☐	☐
7. Proposal to approve an amendment to TGC's amended and restated bylaws (the "TGC bylaws") to effect a requirement that the holders of at least 66 2/3% in voting power of the outstanding shares of stock of TGC entitled to vote thereon are required to approve amendments to the TGC bylaws.	☐	☐	☐
8. Proposal to approve and adopt the Riley Exploration Permian, Inc. 2021 Long Term Incentive Plan.	☐	☐	☐
9. Proposal to approve, on a non-binding advisory basis, the compensation that may become payable to TGC's named executive officers in connection with the completion of the merger.	☐	☐	☐
10. Proposal to adjourn the TGC special meeting, if necessary or appropriate, to solicit additional proxies if, immediately prior to such adjournment, there are not sufficient votes to approve Proposals 1 - 8 or to ensure that any supplement or amendment to the proxy statement/prospectus is timely provided to TGC stockholders.	☐	☐	☐

CONTROL NUMBER

Signature________________________ **Signature, if held jointly**________________________ **Date**__________, **2021.**

Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such.

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting of Stockholders to be held _________.

The Notice of Special Meeting and Proxy Statement are available at

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PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

TENGASCO, INC.

The undersigned hereby appoints Michael J. Rugen and Cary V. Sorensen as proxies (the "Proxies"), each with power of substitution and re-substitution, to vote all shares of Common Stock, $.001 par value per share, of Tengasco, Inc. (the "Company") held of record by the undersigned on _________ at the Special Meeting of stockholders to be held in virtual format from the Company's headquarters located at 8000 E. Maplewood Ave., Suite 130, Greenwood Village, CO 80111 on ___________ at _____ local (Mountain) time, or at any adjournments thereof, as directed below, and in their discretion on all other matters coming before the meeting or any adjournments thereof.

WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED AS DIRECTED. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED "FOR" ALL PROPOSALS 1 THROUGH AND INCLUDING 10.

(Continued and to be marked, dated and signed, on the other side)